Exhibit 99.2

PRESS RELEASE

	Contact:	Sheryl Seyer
Investor Relations
877-777-6560

LA QUINTA ANNOUNCES AGREEMENT TO SELL $200 MILLION OF SENIOR NOTES

Dallas, Texas (August 5, 2004) — La Quinta Properties, Inc. and La Quinta Corporation (NYSE: LQI) (“La Quinta” or the “Company”) announced today that La Quinta Properties, Inc. has entered into an agreement to sell in a private placement $200 million of 7% senior notes due 2012 (the “Notes”).  The closing of the sale of the Notes is expected to occur on August 19, 2004, subject to customary closing conditions.  The Notes will rank pari-parsu with the Company’s existing senior notes and will be guaranteed by La Quinta Corporation.

The net proceeds of the Notes, together with cash on hand, will be used to fund La Quinta’s previously announced, proposed acquisition of substantially all of The Marcus Corporation’s limited service lodging division (the “Baymont Transaction”), in addition to transaction costs, potential capital expenditures related to the Baymont Transaction, and for general corporate purposes.

The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction where such an offering would be unlawful.

Safe Harbor Statement

Certain matters discussed in this press release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Words such as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “projects” and other similar expressions, which are predictions of or indicate future events and trends, typically identify forward-looking statements.  Our forward-looking statements are subject to a number of risks and uncertainties, which could cause actual results or the timing of events to differ materially from those described in the forward-looking statements.  Accordingly, we cannot assure you that the expectations set forth in these forward-looking statements will be attained.  Some of the factors that could cause actual results or the timing of certain events to differ from those described in these forward-looking statements include, without limitation, our ability to successfully grow revenues (through our revenue initiatives, including our franchising program, our internet distribution initiatives and our frequent stayer program, or otherwise) and profitability of our lodging business and franchising program; concentration of our properties in certain geographic areas; our ability to realize sustained labor or other cost savings; the availability and costs of insurance for our properties and business; competition within the lodging industry, including in the franchising of the La Quinta brand; our ability to generate attractive rates of return on new lodging investments; the cyclicality of the lodging business; the impact of U.S. military action abroad and/or additional terrorist activities; the effects of a general economic slowdown, including decreases in consumer confidence and business spending, which may adversely affect our business and industry; interest rates; the ultimate outcome of litigation filed against us; the availability of capital for corporate purposes including for debt repayment, acquisitions and capital expenditures; the conditions of the capital markets in general; acquisition-related risks, including the ability to satisfy the closing conditions related to the acquisition of the limited service lodging division of The Marcus Corporation announced on July 15, 2004, as well as our ability to successfully integrate this business into La Quinta’s operations; and other risks detailed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, the risks described in our Joint Annual Report on Form 10-K  filed with the Securities and Exchange Commission on March 15, 2004, in the section entitled “Certain Factors You Should Consider About Our Companies, Our Businesses and Our Securities.”  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or other changes.